Exhibit 10.1

JOINT VENTURE FORMATION AGREEMENT

Date: October 1, 2026

Party A: NETCLASS TECHNOLOGY INC

Party B: Wang Xiangdong

Party C: Future Science and Education Development Foundation Limited

Cooperation Background

Party A, as a Nasdaq-listed company, has strong capabilities in software development, the research, development and application of artificial intelligence-related technologies, and access to capital markets. Party B and Party C have corresponding advantages in market development and commercial resources. Based on the complementary strengths of the Parties, the Parties intend to cooperate in the development of the relevant business..

The Parties agree to jointly establish Linkee AI Company Limited in Hong Kong on the following terms:

1. Company and Ownership

Company Name: Linkee AI Company Limited (领羿人工智能有限公司)

Place of Incorporation: Hong Kong Special Administrative Region

Initial Capital Arrangement: HKD 10,000

Principal Business: overseas sales, marketing, operation and related technology services for AI companion smart toys.

Initial Shareholding:

Wang Xiangdong - 49%

NETCLASS TECHNOLOGY INC - 40%

Future Science and Education Development Foundation Limited - 11%

2. Initial Directors

The intended initial directors are Wang Xiangdong and Dai Jianbiao.

3. Further Arrangements

Any further investment or commercial arrangement among the Parties or with the Company shall be separately agreed in writing.

4. Records, Effect and Governing Law

For statutory and audit purposes, the Company's official corporate records shall prevail. This Agreement takes effect upon execution by all Parties and is governed by the laws of the Hong Kong Special Administrative Region.

SIGNATURES

Party A: NETCLASS TECHNOLOGY INC

Signature:	/s/ Jianbiao Dai
Name:	Jianbiao Dai
Title:	Chief Executive Officer

Party B: Wang Xiangdong

Signature:	/s/ Wang Xiangdong

Party C: Future Science and Education Development Foundation Limited

Signature:	/s/ Sze Kok
Name:	Sze Kok
Title:	Director

Date: October 1, 2026